Exhibit 10.9

SEVENTH AMENDING AGREEMENT

BETWEEN:

ACCELERIZE INC.

- AND -

BEEDIE INVESTMENTS LIMITED

dated as of May 15, 2019

SEVENTH AMENDING AGREEMENT

This Seventh Amending Agreement is made effective as of the 15th day of May, 2019 between:

ACCELERIZE INC.
as Borrower

(the "Borrower")

and

BEEDIE INVESTMENTS LIMITED
as Lender

(the "Lender")

WHEREAS the Borrower and the Lender have entered into a credit agreement dated as of January 25, 2018 (the “Original Credit Agreement”), as amended by a first amending agreement (the “First Amending Agreement”) dated as of May 31, 2018, a second amending agreement (the “Second Amending Agreement”) dated as of June 13, 2018, a third amending agreement (the “Third Amending Agreement”) dated as of August 31, 2018, a fourth amending agreement (the “Fourth Amending Agreement”) dated as of January 23, 2019, a fifth amending agreement (the “Fifth Amending Agreement”) dated as of March 1, 2019 and a sixth amending agreement (the “Sixth Amending Agreement”) dated as of May 1, 2019 (collectively, the "Credit Agreement");

AND WHEREAS the parties have agreed to enter into this seventh amending agreement (the "Seventh Amending Agreement") to amend the Credit Agreement as provided for herein (the Credit Agreement as amended by this Seventh Amending Agreement is referred to as the "Amended Credit Agreement");

NOW THEREFORE in consideration of the payment of the sum of one United States dollar (US $1.00) by each of the parties hereto to the others and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree with each other as follows:

1.	Amendments to Credit Agreement

1.1	The Credit Agreement is hereby amended as of the date that the conditions precedent in Section 3 herein have been satisfied or waived by the Lenders (the "Effective Date") as follows:

(a)	Each of the following is added to the definitions in Section 1.1 of the Credit Agreement:

“‘Acquired Assets’ has the meaning attributed thereto in Section 2.1(a) of the Asset Purchase Agreement.”

“‘Asset Purchase Agreement’ means the asset purchase agreement dated as of May 15, 2019 entered into by the Borrower, as seller, and Cake Software, as purchaser, with respect to certain assets of the Borrower and Cake Marketing UK Ltd.”

“‘Cake Software’ means CAKE Software, Inc.”

“’Closing Date Payoff Amount’ has the meaning attributed thereto in Section 3.4(a).”

“‘Earn-out Payment’ has the meaning attributed thereto in Section 2.7(a) of the Asset Purchase Agreement.”

“’Escrow Account’ means the account into which, pursuant to the Escrow Agreement, Cake Software will pay the Holdback Amount, the NTA Excess and each Earn-out Payment, if any (each amount as calculated pursuant to the Asset Purchase Agreement).”

“‘Escrow Agreement’ means the escrow agreement made, among others, between the Borrower, the Lender, SaaS and an escrow agent satisfactory to SaaS and the Lender, which establishes the Escrow Account, and provides a method for distribution of the amounts in such Escrow Account in accordance with the respective entitlements of the parties.”

“‘Holdback Amount’ means the “Holdback Amount” of US $500,000 provided for in the Asset Purchase Agreement, as adjusted pursuant to the terms of the Asset Purchase Agreement, plus any NTA Excess paid by Cake Software to the Borrower.”

“‘Holdback Release Date’ means the first business day occurring 365 days after the Closing Date under the Asset Purchase Agreement.”

“‘NTA Excess’ has the meaning attributed thereto in Section 2.5(e) of the Asset Purchase Agreement.”

“‘Prepayment Amounts’ means US $1,015,861.69, being the aggregate of (i) the remaining balance of US $200,000 owing in respect of the Second Tranche Commitment Fee, (ii) the US $50,000 owing in respect of the Fourth Amending Agreement Amendment Fee, and (iii) US $765,861.69 owing in respect of the Make Whole Fee.”

(b)	Section 3.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“3.4     Mandatory Prepayments – Asset Disposition

Subject to Applicable Laws, the Borrower shall cause the Lender to receive directly, pursuant to the Escrow Agreement:

(a)

at the Closing, from the proceeds of the Base Purchase Price (as defined in the Asset Purchase Agreement), a mandatory prepayment on account of the Obligations in an amount equal to the outstanding principal balance thereof (acknowledged to be US $6,962,379 as of May 15, 2019), all accrued and unpaid interest thereon (acknowledged to be US $34,203.51 as of May 15, 2019, with per diem interest accruing thereafter at US $2,289 per day), and all other amounts owing in respect of the Obligations except for the Prepayment Amounts (collectively, the “Closing Date Payoff Amount”);

(b)

on the Holdback Release Date, from the distribution of the whole or any portion of the Holdback Amount and the NTA Excess, if any, subject only to (i) any entitlement of the Lender, the Borrower or SaaS in accordance with the terms of the Escrow Agreement to be reimbursed for such party’s respective reasonable, out-of-pocket and documented legal fees and expenses incurred to enforce Borrower’s rights and remedies to collect the Holdback Amount and the NTA Excess, if any, under the Asset Purchase Agreement and (ii) the prior-ranking entitlement of SaaS to receive an aggregate of US $250,000 from distributions of the Holdback Amount and the NTA Excess, if any (or an aggregate of US $745,000 from distributions of the Holdback Amount, the NTA Excess and each Earn-out Payment if received earlier by SaaS), mandatory payments on account of the Prepayment Amounts in the amount of each such distribution until an aggregate of US $250,000 has been received by the Lender from the Holdback Amount and the NTA Excess;

(c)

not later than three (3) Business Days following its receipt by the escrow agent under the Escrow Agreement from the distribution of the whole or any portion of each Earn-out Payment, subject only to (i) any entitlement of the Lender, the Borrower or SaaS in accordance with the terms of the Escrow Agreement to be reimbursed for such party’s respective reasonable, out-of-pocket and documented legal fees and expenses incurred to enforce Borrower’s rights and remedies to collect each Earn-out Payment under the Asset Purchase Agreement and (ii) the prior-ranking entitlement of SaaS to receive an aggregate of US $745,000 from distributions of the Holdback Amount, the NTA Excess, if any, and each Earn-out Payment, mandatory payments on account of the Prepayment Amounts in the amount of each such distribution until an aggregate of US $1,015,861.69 has been received by the Lender from the Holdback Amount, the NTA Excess and each Earn-out Payment; and

(d)

notwithstanding Section 3.4(b) and 3.4(c), the prior-ranking entitlement of SaaS shall be reduced, first, as to its Holdback Amount claim and NTA Excess claim, if any, and second, as to each Earn-out Payment claim, by 50% of all amounts realized by the Borrower in excess, if any, of the US $2,000,000 of proceeds of sale of the Acquired Assets paid to its shareholders (in their capacities as shareholders).”

(c)	The following is added as Section 8.3(w) of the Credit Agreement:

“(w)

Amendment of Asset Purchase Agreement. Amend, restate or otherwise modify or agree to amend, restate or otherwise modify the Asset Purchase Agreement in any manner that could adversely impact the rights of the Lender and shall provide to the Lender, within three (3) Business Days of receipt, copies of any amendments to the Asset Purchase Agreement or other material documents relating to the sale of the Acquired Assets, and shall promptly inform the Lender of any material developments in such sale.”

(d)

Effective upon receipt by the Lender of the mandatory prepayment described in Section 3.4(a) of the Credit Agreement, the Security described in Section 5.1 of the Credit Agreement shall be released and discharged from all assets and property of the Borrower other than (i) once made, the payments of the Holdback Amount, the NTA Excess and each Earn-Out Payment, if any, and (ii) subject to the terms of the Escrow Agreement, the Borrower’s right, title and interest in, to and under the following whether now or hereafter existing or acquired: (A) the Escrow Account, and all funds and other property from time to time placed or deposited in, or delivered to the escrow agent under the Escrow Agreement for placement or deposit in, the Escrow Account; (B) all claims and rights of whatever nature which the Borrower may now have or hereafter acquire against any third party(ies) in respect of any of the foregoing collateral; (C) all rights which the Borrower may now have or hereafter acquire against the escrow agent under the Escrow Agreement in respect of its holding and managing all or any part of such collateral; and (D) all proceeds of any of the foregoing.

(e)

The Borrower acknowledges and agrees that the Obligations of the Borrower under the Credit Agreement or any other Credit Document shall be reinstated with full force and effect if, at any time, all or any portion of the Closing Date Payoff Amount paid to the Lender is subsequently invalidated, voided, rescinded, deemed or declared to be a fraudulent or avoidable transfer or payment of any kind, deemed or declared to be a preferential transfer or payment of any kind, set aside and/or required to be returned or repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause. In such case, the Obligations or part thereof originally intended to be satisfied, and all rights and remedies therefor or related thereto, shall be revived and reinstated in full force and effect to the extent of such recovery as if such payment or payments had not been made. For the avoidance of doubt, the liens and security interests in favor of the Lender shall be limited to the property and assets of the Borrower in which the Borrower has any right, title or interest.

2.	Certification

2.1

The Borrower confirms to and agrees with the Lender that each of the representations and warranties made in the Amended Credit Agreement is true and correct in all material respects as of the date hereof (except (i) as disclosed in the Sixth Amending Agreement, and (ii) for any other qualifications to representations and warranties disclosed to the Lender and consented to in writing by the Lender in its sole discretion), and provided however that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date, in each case other than any representations and warranties in the Amended Credit Agreement with respect to all future fiscal periods (for the avoidance of doubt including April 2019, for which the Borrower’s financial statements have not yet been prepared), which following the Closing of the Asset Purchase Agreement shall be of no further force and effect.

3.	Conditions Precedent

3.1	This Seventh Amending Agreement shall become effective at such time as:

(a)	the Lender shall have received this Seventh Amending Agreement, duly executed and delivered by the Borrower;

(b)

the Borrower shall in respect of the preparation, execution and delivery of this Seventh Amending Agreement have paid all fees, costs and expenses of the kind referred to in Section 10.11 of the Credit Agreement;

(c)	no event or circumstance shall have occurred that in the opinion of the Lender would reasonably be expected to have a Material Adverse Effect;

(d)	except as disclosed in Section 1.1(c) of the Sixth Amending Agreement, no Default or Event of Default shall have occurred and be continuing;

(e)

SaaS shall have consented in writing to the entry by the Borrower and Cake Software into the Asset Purchase Agreement and have delivered to the Lender copies of amendments to the SaaS Debt Documents in form and substance reasonably satisfactory to the Lender, acting reasonably;

(f)

the Borrower, the Lender, SaaS and Regions Bank, an Alabama banking corporation, as escrow agent, shall have entered into the Escrow Agreement in form and substance reasonably satisfactory to the Lender, acting reasonably;

(g)

if required by SaaS and the Lender, SaaS, the Lender, the Borrower and Cake Marketing UK Ltd. shall have entered into an amendment to the SaaS Intercreditor Agreement to give effect to the arrangements contemplated by the Escrow Agreement; and

(h)	receipt of all required regulatory, securities and/or third party consents and/or approvals in respect of this Seventh Amending Agreement, if any, in form, and on terms, satisfactory to the Lender.

3.2	The terms and conditions of this Section 3 are inserted for the sole benefit of the Lender and may be waived by the Lender in whole or in part without terms and conditions.

3.3

Notwithstanding Section 8.3(s) of the Credit Agreement, upon the Lender satisfying the conditions set out in Section 3.1, the Lender consents to the sale of the Acquired Assets to Cake Software pursuant to the Asset Purchase Agreement.

3.4

Notwithstanding any other provision of this Seventh Amending Agreement, this Seventh Amending Agreement shall not become effective if the Lender does not receive the amounts described in Section 3.4(a) of the Amended Credit Agreement by July 15, 2019.

4.	Miscellaneous

4.1	All capitalized terms used but not otherwise defined herein shall have the meanings respectively ascribed thereto in the Amended Credit Agreement.

4.2

The Credit Agreement and all covenants, terms and provisions thereof, as amended by this Seventh Amending Agreement, shall be and continue to be in full force and effect and is hereby ratified and confirmed.

4.3

All Warrants and Additional Warrants issued pursuant to Section 2.5, 2.6 and 2.7 of the Credit Agreement shall be surrendered and all Warrant Certificates and Additional Warrant Certificates shall thereafter be returned to the Borrower for cancellation, all for no value or consideration.

4.4

This Seventh Amending Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same Seventh Amending Agreement. For the purposes of this Section, the delivery of a facsimile copy or pdf emailed copy of an executed counterpart of this Seventh Amending Agreement shall be deemed to be valid execution and delivery of this Seventh Amending Agreement, but the party delivering a facsimile copy or pdf emailed copy shall deliver an original copy of this Seventh Amending Agreement as soon as possible after delivering the facsimile copy or pdf emailed copy.

4.5

This Seventh Amending Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in British Columbia. Each party to this Seventh Amending Agreement hereby irrevocably and unconditionally attorns to the non-exclusive jurisdiction of the courts of British Columbia and California and all courts competent to hear appeals therefrom.

4.6	This Seventh Amending Agreement shall enure to the benefit of and be binding upon the Borrower and the Lender and their respective successors and assigns.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF the parties hereto have executed this Seventh Amending Agreement as of the day and year first written above.

ACCELERIZE INC., as Borrower

By:	/s/ Brian Ross
Name: Brian Ross
Title: CEO

BEEDIE INVESTMENTS LIMITED, as Lender

By:	/s/ Ryan Beedie
Name: Ryan Beedie
Title: President and Director

B-1

CONSENT AND AGREEMENT OF GUARANTOR

The undersigned unlimited guarantor of the Obligations of the Borrower to the Lender does hereby consent and agree to the Borrower entering into this Seventh Amending Agreement.

Dated as of the 15th day of May, 2019.

CAKE MARKETING UK LTD.

By:	/s/ Brian Ross
Name: Brian Ross
Title: President